EXHIBIT 11

                    CINCINNATI MILACRON INC. AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                                   (UNAUDITED)

                                                       (IN THOUSANDS, EXCEPT
                                                         PER-SHARE AMOUNTS)

                                                          12 WEEKS ENDED
                                                       --------------------
                                                       MAR. 23,     MAR. 25,
                                                         1996         1995
                                                       -------      -------
Net earnings . . . . . . . . . . . . . . . . . . . .   $12,595      $13,044
Less preferred dividends . . . . . . . . . . . . . .       (60)         (60)
                                                       -------      -------
  Net earnings available
    to common shareholders . . . . . . . . . . . . .   $12,535      $12,984
                                                       =======      =======

Primary
  Average number of shares
    outstanding. . . . . . . . . . . . . . . . . . .    34,271       33,757
           Add dilutive effect of
    stock options based on
    treasury stock method. . . . . . . . . . . . . .       571          379
                                                       -------      -------
      Total. . . . . . . . . . . . . . . . . . . . .    34,842       34,136
                                                       =======      =======
       Per share amount. . . . . . . . . . . . . . .   $   .36      $   .38
                                                       =======      =======

Fully diluted
  Average number of shares
    outstanding. . . . . . . . . . . . . . . . . . .    34,271       33,757
  Add dilutive effect of stock
    options based on treasury
    stock method . . . . . . . . . . . . . . . . . .       682          379
                                                       -------      -------
      Total. . . . . . . . . . . . . . . . . . . . .    34,953       34,136
                                                       =======      =======
       Per share amount. . . . . . . . . . . . . . .   $   .36      $   .38
                                                       =======      =======




Note: This computation is required by Regulation S-K, Item 601, and is filed as an exhibit under Item 6 of Form 10-Q.